                                                                     EXHIBIT (h)


                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1995-1 Monthly Statement
                      Class A Certificate CUSIP #25466KAN9
                      Class B Certificate CUSIP #25466KAP4


Trust Distribution Date: February 18, 1997   Due Period Ending: January 31, 1997

Pursuant to the Series Supplement dated as of April 19, 1995 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and First Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

     Series  1995-1                                        Total              Interest            Principal
        Class A      34 days at 5.764380000%              $5.444136667       $5.444136667         $0.000000000

        Class B      34 days at 5.934380000%              $5.604692222       $5.604692222         $0.000000000

2.   Principal Receivables at the end of the Due Period

 (a) Aggregate Investor Interest                       $12,275,796,676.00
     Seller Interest                                    $5,440,144,034.19

     Total Master Trust                                $17,715,940,710.19


 (b) Group One Investor Interest                       $10,175,796,676.00

 (c) Group Two Investor Interest                        $2,100,000,000.00

 (d) Series 1995-1 Investor Interest                      $631,579,000.00

 (e) Class A Investor Interest                            $600,000,000.00

     Class B Investor Interest                             $31,579,000.00

3.   Allocation of Receivables Collected During the Due Period

                                                           Finance Charge                 Principal          Yield
                                                            Collections                  Collections       Collections
 (a) Allocation of Collections between Investor
     and Seller

     Aggregate Investor Allocation.                        $192,339,636.03            $1,753,205,444.66       $0.00

     Seller:                                                $93,582,225.18              $853,016,414.51       $0.00

 (b) Group One Allocation                                  $159,430,029.82            $1,453,229,308.66       $0.00

 (c) Group Two Allocation                                   $32,909,606.21              $299,976,136.00       $0.00

 (d) Series 1995-1 Allocations                               $9,892,896.40               $90,175,276.33       $0.00

 (e) Class A Allocations                                     $9,406,829.24               $85,744,699.17       $0.00

     Class B Allocations                                       $486,067.16                $4,430,577.16       $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
               Deposits into the SPFAs

                                This Due          Total         Deposit Deficit    Investment
                                  Period         Deposits         Amount             Income
     Series 1995-1                $0.00            $0.00           0.00               $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments

                                                                 Total Payments
                             Amount Paid       Deficit Amount    Through This
                           This Due Period     This Due Period    Due Period
     Series 1995-1                $0.00              $0.00           $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")

                                           Deposits Into the
                                             SIFAs This
                                             DuePeriod      SIFA Balance
     Series 1995-1                        $3,443,472.58            $0.00

7.   Pool Factors

                                                            This Due Period
     Class A                                                1.00000000

     Class B                                                1.00000000

8.   Investor Charged-Off Amount

                                                                Cumulative
                                                                 Investor
                                                                Charged-Off
                                         This Due Period          Amount
 (a) Group One                           $60,360,695.08            $0.00

 (b) Group Two                           $12,459,677.20            $0.00

 (c) Series 1995-1                        $3,745,480.72            $0.00

 (d) Class A                              $3,561,454.21            $0.00

     Class B                                $184,026.51            $0.00

9.   Investor Losses This Due Period

                                                              Per $1,000 of
                                                              Original Invested
                                                  Total        Principal
 (a) Group One                                    $0.00          $0.00

 (b) Group Two                                    $0.00          $0.00

 (c) Series 1995-1                                $0.00          $0.00

 (d) Class A                                      $0.00          $0.00

     Class B                                      $0.00          $0.00

10.  Reimbursement of Investor Losses This Due Period        Per $1,000 of
                                                             Original Invested
                                                 Total        Principal
 (a) Group One                                    $0.00          $0.00

 (b) Group Two                                    $0.00          $0.00

 (c) Series 1995-1                                $0.00          $0.00

 (d) Class A                                      $0.00          $0.00

     Class B                                      $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses        Per $1,000 of
                                                             Original Invested
                                                  Total       Principal
 (a) Group One                                    $0.00          $0.00

 (b) Group Two                                    $0.00          $0.00

 (c) Series 1995-1                                $0.00          $0.00

 (d) Class A                                      $0.00          $0.00

     Class B                                      $0.00          $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period

 (a) Group One                                           $16,959,661.13

 (b) Group Two                                            $3,500,000.00

 (c) Series 1995-1                                        $1,052,631.67

 (d) Class A                                              $1,000,000.00

     Class B                                                 $52,631.67

13.  Class Available Subordinated Amount at the end of the Due Period

                                                            As a Percentage
                                                              of Class A
                                                Total       Invested Amount
     Series 1995-1 Class B               $69,473,690.00        11.5789%

14.  Total Available Credit Enhancement Amounts

                                             Shared Amount  Class B Amount
     Maximum Amount                               $0.00   $37,894,740.00

     Available Amount                             $0.00   $37,894,740.00

     Amount of Drawings on Credit Enhancement
      for this Due Period                         $0.00            $0.00

15.  Delinquency Summary

     End of Due Period Master Trust Receivables Outstanding   $18,019,843,655.07

                                  Delinquent Amount      Percentage of Ending
     Payment Status               Ending Balance         Receivables Outstanding
     30-59 days                   $538,764,349.08             2.99%

     60-179 days                  $855,835,385.03             4.75%


                                FIRST BANK NATIONAL ASSOCIATION
                                as Trustee


                              BY:
                                  ----------------------------

                                       Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1995-1 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of April 19, 1995 (the "Series Supplement") by and between Greenwood and First Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1995-1 Master Trust Certificates for the Distribution Date occurring on February 18, 1997:


 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during the related Due
      Period is equal to                                                                $2,892,143,720.39

 4.  The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                                    $85,744,699.17

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                              $9,406,829.24

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                             $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                               $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                     $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                               $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                                 $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                           $3,266,482.00

 9.  The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                                     $4,430,577.16

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                                $486,067.16

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                             $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                               $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                                     $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                               $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                                 $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                             $176,990.58

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 18th day of February, 1997.



                          GREENWOOD TRUST COMPANY
                               as Master Servicer

                          By:
                             -------------------------
                          Vice President, Director of Accounting,
                          and Treasurer